UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013 (November 18, 2013)

NASH-FINCH COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-785 (Commission File Number)	41-0431960 (I.R.S. Employer Identification No.)

7600 France Avenue South		55435
Minneapolis, Minnesota		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On November 19, 2013, Spartan Stores, Inc. (“Spartan Stores”), Nash-Finch Company (“Nash-Finch” or the “Company”) and certain other direct and indirect subsidiaries of Spartan Stores (collectively, the “Borrowers”) entered into a $1 billion Amended and Restated Loan and Security Agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as administrative agent, and certain lenders from time to time party thereto.  The Credit Agreement was entered into contemporaneously with the closing of the Merger (as defined and described in Item 2.01 below), pursuant to which Nash-Finch became a wholly-owned subsidiary of Spartan Stores.  The Credit Agreement amends and restates each of the existing credit agreements between Wells Fargo (or an affiliate thereof) and each of Nash-Finch and certain of its subsidiaries and Spartan Stores and certain of its subsidiaries, respectively, in their respective entireties.

The Credit Agreement has a term of five years, maturing on November 19, 2018, and is a secured credit facility consisting of three tranches.  Tranche A is a $900 million secured revolving credit facility that may also be used for the issuance of up to $100 million of letters of credit from time to time; Tranche A-1 is a $40 million secured revolving credit facility; and Tranche A-2 is a $60 million term loan.  The Credit Agreement is available for general operating expenses, working capital, merger costs, repayment of certain existing Nash-Finch indebtedness and other general corporate purposes.

The Borrowers’ have the right to request an increase in the maximum amount of the Credit Agreement in such amount as would bring the aggregate loan commitments under the Credit Agreement to a total of up to $1.4 billion. The request will become effective if (a) certain customary conditions specified in the Credit Agreement are met and (b) one or more existing lenders under the Credit Agreement or other financial institutions approved by the administrative agent commit to lend the increased amounts under the Credit Agreement.

The Borrowers' obligations under the Credit Agreement are secured by substantially all of the personal and real property and fixtures, and interests in property and fixtures, of the Borrowers. The Borrowers may prepay all loans at any time without penalty.

Availability under the Credit Agreement is based upon advance rates on certain asset categories owned by the Borrowers, including, but not limited to the following; inventory, accounts receivable, real estate, prescription lists and rolling stock.

Indebtedness under the three tranches of the Credit Agreement bear interest subject to a grid based upon Excess Availability as defined in the Credit Agreement at the Borrowers’ election as either Eurodollar loans or Base Rate loans.

Tranche A Eurodollar loans bear interest at rates ranging from LIBOR plus 1.50% to LIBOR plus 2.00% and Tranche A Base Rate loans bear interest at rates ranging from the greatest of (i) the Federal Funds Rate plus 1.00% to 1.50%, (ii) the Eurodollar Rate plus 1.50% to 2.00% and (iii) the prime rate as announced by Wells Fargo plus .50% to 1.00%.

Tranche A-1 Eurodollar loans bear interest at rates ranging from LIBOR plus 2.75% to LIBOR plus 3.25% and Tranche A-1 Base Rate loans bear interest at rates ranging from the greatest of (i) the Federal Funds Rate plus 2.25% to 2.75%, (ii) the Eurodollar Rate plus 2.75% to 3.25% and (iii) the prime rate as announced by Wells Fargo plus 1.75% to 2.25%.

Tranche A-2 Eurodollar loans bear interest at LIBOR plus 5.50% and Tranche A-2 Base Rate loans bear interest at rates representing the greatest of (i) the Federal Funds Rate plus 5.00%, (ii) the Eurodollar Rate plus 5.50% and (iii) the prime rate as announced by Wells Fargo plus 4.50%.

The Borrowers incur an unused line fee on the unused portion of the loan commitments at a rate ranging from 0.25% to 0.375%.

The Credit Agreement imposes certain requirements, including: limitations on dividends and investments (including distributions to subsidiaries designated as unrestricted subsidiaries); limitations on the Borrowers’ ability to incur debt, make loans, acquire other companies, change the nature of the Borrowers’ business, enter a merger or consolidation, or sell assets.  These requirements can be more restrictive depending upon the Borrowers’ Excess Availability as defined under the Credit Agreement.

Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants, or agreements under the Credit Agreement and the other loan documents, and certain defaults of other indebtedness, the administrative agent may terminate the obligation of the lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of insolvency (as defined in the Credit Agreement), the obligation of each lender to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 in its entirety.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On July 21, 2013, Nash-Finch entered into that certain Agreement and Plan of Merger, dated as of July 21, 2013 (the “Merger Agreement”), by and among Nash-Finch, Spartan Stores, Inc., a Michigan corporation (“Spartan Stores”) and SS Delaware, Inc., a Delaware corporation and wholly owned subsidiary of Spartan Stores (“Merger Sub”), providing for the merger of Merger Sub with and into Nash-Finch, with Nash-Finch surviving as a wholly owned subsidiary of Spartan Stores (the “Merger”).

Pursuant to the Merger Agreement, each share of Nash-Finch’s common stock, par value $1.66 2/3 per share (“Nash-Finch Shares”), outstanding immediately prior to the effective time of the Merger (other than Nash-Finch Shares held by Nash-Finch as treasury stock and Nash-

Finch Shares owned by Nash-Finch, Spartan Stores or any of their respective subsidiaries) will be converted into the right to receive 1.20 shares of common stock, no par value, of Spartan Stores (“Spartan Stores Shares”), plus cash in lieu of fractional shares, if any (collectively, the “Merger Consideration”).

On November 18, 2013, Nash-Finch held a Special Meeting of Stockholders (the “Special Meeting”) in Edina, Minnesota. At the Special Meeting, holders of a majority of the outstanding Nash-Finch Shares approved the adoption of the Merger Agreement.

Pursuant to the Merger Agreement, on November 19, 2013, Merger Sub merged with and into Nash-Finch, with Nash-Finch continuing as the surviving corporation. As a result of the Merger, Nash-Finch is now a wholly owned subsidiary of Spartan Stores.

As of the effective time of the Merger, each right of any kind, contingent or accrued, to receive Nash-Finch Shares or benefits measured in whole or in part by the value of a number of Nash-Finch Shares granted under Nash-Finch employee equity award plans were converted into an award with respect to a number of Spartan Stores Shares equal to the product of the aggregate number of Nash-Finch Shares subject to such award, multiplied by 1.20.

In lieu of fractional shares, stockholders of Nash-Finch will receive cash (without interest) in an amount equal to the product of (a) such fractional part of a Spartan Stores Share, multiplied by (b) $23.55, the closing price for a Spartan Stores Share as reported on NASDAQ on November 18, 2013, the trading day immediately prior to the effective time of the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on July 22, 2013.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Nash-Finch notified the NASDAQ Stock Market (“NASDAQ”) on November 18, 2013, that, as of the effective time of the Merger, each Nash-Finch Share then issued and outstanding (other than Nash-Finch Shares held by Nash-Finch as treasury stock and Nash-Finch Shares owned by Nash-Finch, Spartan Stores or any of their respective subsidiaries) would cease to be issued and outstanding and would be automatically converted into the right to receive the Merger Consideration, and requested that NASDAQ file with the Securities and Exchange Commission (the “Commission”) a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the  Nash-Finch Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Nash-Finch Shares on NASDAQ was suspended as of the close of trading on November 18, 2013.

Item 3.03

Material Modification to Rights of Security Holders.

As of the effective time of the Merger, each Nash-Finch Share then issued and outstanding (other than Nash-Finch Shares held by Nash-Finch as treasury stock and Nash-Finch Shares owned by Nash-Finch, Spartan Stores or any of their respective subsidiaries) ceased to be issued and outstanding and was automatically converted into the right to receive the Merger Consideration.

Item 5.01

Changes in Control of the Registrant.

The information set forth under Items 2.01 and 5.02 is hereby incorporated by reference herein.

As described in Items 2.01 and 3.03 above, pursuant to the Merger Agreement, on November 19, 2013, Merger Sub merged with and into Nash-Finch, with Nash-Finch surviving as a wholly owned subsidiary of Spartan Stores. As of the effective time of the Merger, each Nash-Finch Share then issued and outstanding (other than Nash-Finch Shares held by Nash-Finch as treasury stock and Nash-Finch Shares owned by Nash-Finch, Spartan Stores or any of their respective subsidiaries) ceased to be issued and outstanding and was automatically converted into the right to receive the Merger Consideration.

As a result of the Merger, a change in control of Nash-Finch occurred.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on July 22, 2013.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, Christopher W. Bodine, Alec C. Covington, Mickey P. Foret, Douglas A. Hacker, Hawthorne L. Proctor and William R. Voss each ceased to be a director of Nash-Finch effective as of the effective time of the Merger on November 19, 2013. In accordance with the terms of the Merger Agreement, the sole director of Merger Sub immediately prior to the effective time of the Merger, Dennis Eidson, became the new sole director of Nash-Finch.  Pursuant to the terms of the Merger Agreement, Messrs. Foret, Hacker, Proctor and Voss became members of the board of directors of Spartan Stores simultaneously therewith.

Pursuant to the Merger Agreement, the executive officers of Merger Sub immediately prior to the Merger, Dennis Eidson, President, Alex J. DeYonker, Vice President and Secretary, and David M. Staples, Vice President and Treasurer, became the executive officers of Nash-Finch, with such respective offices, at the effective time of the Merger. The biographical and compensation information with respect to Messrs. Eidson, DeYonker and Staples contained in the Definitive Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Shareholders of Spartan Stores filed with the Commission on June 14, 2013 is incorporated by reference herein. Immediately following the Merger, the newly constituted board of directors of Nash-Finch appointed Mr. Eidson, President, Mr. Staples, Vice President and Treasurer, and Ms. Mahoney, Vice President and Secretary of Nash-Finch. Following such board action, Messrs. Eidson and Staples and Ms. Mahoney are the sole officers of Nash-Finch. Edward L. Brunot, Nash-Finch’s Executive Vice President and President of the Company’s Military business prior to the Merger, and Kathleen M. Mahoney, Nash-Finch’s Executive Vice President, General Counsel and Secretary prior to the Merger, will remain in such positions with Spartan Stores.

As previously announced, on September 27, 2013, at the request of Spartan Stores, Nash-Finch provided a Notice of Termination to each of Alec C. Covington, its President and Chief Executive Officer, Robert B. Dimond, its Executive Vice President, Chief Financial Officer and Treasurer, Kevin Elliott, its Executive Vice President, President and Chief Operating Officer, Nash-Finch Wholesale/Retail, and Calvin S. Sihilling, its Executive Vice President and Chief Information Officer, pursuant to each such executive officer’s respective Change in Control Agreement with Nash-Finch. Pursuant to the Notice of Termination, unless the executive officer voluntarily terminates employment earlier for “Good Reason,” such executive officer’s employment will be terminated effective December 31, 2013, except for Mr. Sihilling, whose employment will be terminated effective January 31, 2014.  Although each of Messrs. Covington, Dimond, Elliott and Sihilling may retain their current positions through such termination, they may no longer be deemed executive officers as a result of a reduction of responsibilities.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective upon the effective time of the Merger, the Certificate of Incorporation set forth in Exhibit 3.1 hereto became the Certificate of Incorporation of Nash-Finch which is incorporated herein by reference.

Pursuant to the Merger Agreement, effective upon the effective time of the Merger, the Bylaws of Merger Sub, as set forth in Exhibit 3.2 hereto, became the Certificate of Incorporation of Nash-Finch which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

3.1

Certificate of Incorporation of Nash-Finch Company.

3.2

Bylaws of Nash-Finch Company.

10.1

Amended and Restated Loan and Security Agreement, among Spartan Stores, Inc. and certain of its subsidiaries, as borrowers, and Wells Fargo Bank, N.A., as administrative agent, and certain lenders from time to time party thereto, dated November 19, 2013.

Item 5.07

Submission of Matters to a Vote of Security Holders.

On November 18, 2013, Nash-Finch held a Special Meeting of Stockholders in Edina, Minnesota.

At the Special Meeting, the following proposals were submitted to a vote by stockholders, the results for each of which are set forth below:

1.

To adopt the Agreement and Plan of Merger, dated as of July 21, 2013, by and among Nash-Finch Company (the “Company”), Spartan Stores, Inc. a Michigan corporation (“Spartan Stores”), and SS Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of Spartan Stores, as it may be amended from time to time.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,422,298	86,371	71,169	0

2.

To approve an advisory (non-binding) proposal on the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the proposed transactions.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,311,941	7,069,947	197,950	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASH-FINCH COMPANY

Dated:  November 19, 2013

By:

/s/ Kathleen M. Mahoney

Kathleen M. Mahoney

Executive Vice President and General Counsel

Exhibit Index

3.1

Certificate of Incorporation of Nash-Finch Company

3.2

Bylaws of Nash-Finch Company

10.1

Amended and Restated Loan and Security Agreement, among Spartan Stores, Inc. and certain of its subsidiaries, as borrowers, and Wells Fargo Bank, N.A., as administrative agent, and certain lenders from time to time party thereto, dated November 19, 2013.